Exhibit 99.1

Charles River Laboratories Announces Third-Quarter 2013 Results from Continuing Operations

– Third-Quarter GAAP Sales of $292.1 Million –

– Third-Quarter GAAP Earnings per Share of $0.64 and Non-GAAP Earnings per Share of $0.79 –

– Updates Sales and EPS Guidance for 2013 –

WILMINGTON, Mass.--(BUSINESS WIRE)--October 29, 2013--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter of 2013. For the quarter, net sales from continuing operations were $292.1 million, an increase of 4.8% from $278.7 million in the third quarter of 2012. Foreign currency translation reduced sales by 0.8%. On a segment basis, sales increased in both the Research Models and Services (RMS) and Preclinical Services (PCS) segments.

On a GAAP basis, net income from continuing operations for the third quarter of 2013 was $31.3 million, or $0.64 per diluted share, compared to $22.4 million, or $0.46 per diluted share, for the third quarter of 2012.

On a non-GAAP basis, net income from continuing operations was $38.2 million for the third quarter of 2013, an increase of 22.6% from $31.2 million for the same period in 2012. Third-quarter diluted earnings per share on a non-GAAP basis were $0.79, an increase of 21.5% compared to $0.65 per share in the third quarter of 2012. Higher sales contributed to the earnings per share increase, as did a $0.05 gain on our limited partnership investments and a $0.02 net benefit from certain tax-related items.

James C. Foster, Chairman, President and Chief Executive Officer, said, “The efforts we have made to improve our operating efficiency, to maintain and enhance scientific expertise, to effectively deploy sales resources and to broaden the portfolio through targeted acquisitions have successfully positioned Charles River as the partner of choice for early-stage drug development. Demand trends are more favorable: global pharmaceutical clients are outsourcing more as they reduce infrastructure and the funding environment appears to have improved for biotechnology companies. We are leveraging all of these factors to win market share and drive sales and earnings growth. This is evident in our third-quarter results, which were highlighted by mid-single-digit sales growth for both segments, as well as meaningful margin expansion in our Preclinical Services segment.”

Third-Quarter Segment Results

Research Models and Services (RMS)

Net sales for the RMS segment were $173.4 million in the third quarter of 2013, an increase of 4.2% from $166.5 million in the third quarter of 2012. Foreign currency translation reduced reported sales by 0.9%. Higher sales were driven primarily by the acquisitions of Vital River and Accugenix, as well as growth in the legacy Endotoxin and Microbial Detection (EMD) business.

In the third quarter of 2013, the RMS segment’s GAAP operating margin was 23.2% compared to 26.1% for the third quarter of 2012. On a non-GAAP basis, the operating margin decreased to 29.0% from 29.3% in the third quarter of 2012. The non-GAAP operating margin decline was primarily attributable to lower legacy sales volume for research models.

Preclinical Services (PCS)

Third-quarter 2013 net sales from continuing operations for the PCS segment were $118.7 million, an increase of 5.8% from $112.2 million in the third quarter of 2012. Foreign currency translation reduced reported sales by 0.5%. PCS sales growth was driven by increased sales to both large biopharmaceutical and mid-tier clients, primarily as a result of market share gains and improved client demand.

In the third quarter of 2013, the PCS segment’s GAAP operating margin was 15.7% compared to 9.8% in the third quarter of 2012. On a non-GAAP basis, the operating margin increased to 18.2% from 13.0% in the third quarter of 2012. The non-GAAP operating margin improvement was due in part to favorable study mix and increased study volume. In addition, several tax-related items contributed approximately 370 basis points to the PCS third-quarter operating margin including: a multi-year Canadian tax settlement, a real estate tax abatement in Scotland, and a tax law change in the United Kingdom which resulted in reclassification of research and development tax credits to segment operating income.

Stock Repurchase Update

During the third quarter of 2013, the Company repurchased approximately 1.4 million shares of its common stock for $65.5 million. As of September 28, 2013, the Company had $66.3 million remaining on its $850 million stock repurchase authorization.

Nine-Month Results

For the first nine months of 2013, net sales increased by 3.2% to $876.3 million from $849.4 million in the same period in 2012. Foreign currency translation reduced reported sales by 0.9%.

On a GAAP basis, net income from continuing operations for the first nine months of 2013 was $85.9 million, or $1.75 per diluted share, compared to $79.4 million, or $1.63 per diluted share, for the same period in 2012.

On a non-GAAP basis, net income from continuing operations for the first nine months of 2013 was $107.1 million, or $2.20 per diluted share, compared to $101.5 million, or $2.09 per diluted share, for the same period in 2012.

Research Models and Services (RMS)

For the first nine months of 2013, RMS net sales were $534.9 million, an increase of 2.2% from $523.2 million in the same period in 2012. Foreign currency translation reduced reported sales by 1.3%. On a GAAP basis, the RMS segment operating margin was 27.1% in the first nine months of 2013, compared to 30.3% for the prior-year period. On a non-GAAP basis, the operating margin was 30.3% in the first nine months of 2013, compared to 31.9% for the same period in 2012.

Preclinical Services (PCS)

For the first nine months of 2013, PCS net sales were $341.4 million, an increase of 4.7% from $326.1 million in the same period in 2012. Foreign currency translation reduced reported sales by 0.4%. On a GAAP basis, the PCS segment operating margin was 11.0% in the first nine months of 2013, compared to 8.0% for the prior-year period. On a non-GAAP basis, the operating margin was 13.8% in the first nine months of 2013, compared to 11.7% for the same period in 2012. The third-quarter tax-related items contributed approximately 130 basis points to the year-to-date PCS operating margin.

2013 Guidance

The Company is updating its 2013 forward-looking guidance based on continuing operations. For 2013, net sales are expected to be at the low end of the prior range. The Company is narrowing its 2013 non-GAAP earnings per share guidance to the high end of the prior range to reflect the strong year-to-date performance. GAAP earnings per share are expected to be lower than the prior range, due primarily to charges associated with the consolidation of research model production operations in California.

2013 GUIDANCE (from continuing operations)	REVISED	PRIOR
Net sales growth, reported	3.0% – 3.5%	3.0% – 5.0%
Negative impact of foreign exchange	Approx. 1%	Approx. 1%
Net sales growth, constant currency	4.0% - 4.5%	4.0% - 6.0%
GAAP EPS estimate (1)	$2.23 - $2.28	$2.40 - $2.50
Amortization of intangible assets related to acquisitions	$0.23	$0.23
Operating losses (2)	$0.04	$0.05
Impairment and other items (3)	$0.24	$0.05
Convertible debt accounting	$0.11	$0.11
Non-GAAP EPS estimate (1)	$2.85 - $2.90	$2.80 - $2.90

(1) GAAP and non-GAAP EPS guidance include limited partnership investment gains and the net benefit from certain tax-related items.

(2) These costs relate primarily to the Company’s PCS-Massachusetts facility.

(3) Other items include an accelerated depreciation charge related to the consolidation of research model production operations in California, severance related to cost-savings actions, costs associated with the evaluation of acquisitions, a government contract billing adjustment and related expenses, and the write-off of deferred financing costs and fees related to debt refinancing.

Webcast

Charles River Laboratories has scheduled a live webcast on Wednesday, October 30, at 8:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude certain items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets and other charges related to our acquisitions, expenses associated with evaluating acquisitions, charges and operating losses attributable to businesses we plan to close, consolidate or divest, severance costs associated with our cost-savings actions, accelerated depreciation charges related to the consolidation of research model production operations in California, costs and adjustments related to our ongoing investigation of inaccurate billing with respect to certain government contracts, and the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This press release also refers to our sales in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Presenting sales on a constant currency basis allows investors to measure our sales growth net of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected future financial performance including sales, earnings per share, and the expected impact of foreign exchange rates; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; the development and performance of our services and products, including the impact this can have on our clients’ drug development models; market and industry conditions including the outsourcing of these services and spending trends by our customers; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings, including with respect to our ongoing investigation of inaccurate billing with respect to certain government contracts; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our cost-savings actions on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 27, 2013, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Total net sales	$292,129	$278,686	$876,300	$849,390
Cost of products sold and services provided	192,203	185,427	569,593	548,334
Gross margin	99,926	93,259	306,707	301,056
Selling, general and administrative	54,903	51,047	167,021	156,924
Amortization of intangibles	4,180	4,530	12,892	13,436
Operating income	40,843	37,682	126,794	130,696
Interest income (expense)	(2,176)	(8,395)	(17,667)	(24,573)
Other income (expense)	4,059	(892)	6,094	(2,582)
Income from continuing operations before income taxes	42,726	28,395	115,221	103,541
Provision for income taxes	11,390	6,011	29,331	24,140
Income from continuing operations, net of tax	31,336	22,384	85,890	79,401
(Loss) income from discontinued operations, net of tax	(113)	(182)	(1,183)	(63)
Net income	31,223	22,202	84,707	79,338
Net loss (income) from noncontrolling interests	(356)	(230)	(978)	(459)
Net income attributable to common shareowners	$30,867	$21,972	$83,729	$78,879

Earnings per common share
Basic:
Continuing operations	$0.65	$0.47	$1.77	$1.64
Discontinued operations	$-	$-	$(0.02)	$-
Net	$0.64	$0.46	$1.75	$1.64
Diluted:
Continuing operations	$0.64	$0.46	$1.75	$1.63
Discontinued operations	$-	$-	$(0.02)	$-
Net	$0.64	$0.46	$1.72	$1.63

Weighted average number of common shares outstanding
Basic	47,910,649	47,625,806	47,950,018	48,028,602
Diluted	48,441,165	48,108,614	48,654,136	48,476,146

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	September 28, 2013	December 29, 2012
Assets
Current assets
Cash and cash equivalents	$130,454	$109,685
Trade receivables, net	224,270	203,001
Inventories	87,146	88,470
Other current assets	105,153	83,601
Current assets of discontinued businesses	758	495
Total current assets	547,781	485,252
Property, plant and equipment, net	690,725	717,020
Goodwill, net	229,271	208,609
Other intangibles, net	87,245	84,922
Deferred tax asset	28,249	38,554
Other assets	57,170	48,659
Long-term assets of discontinued businesses	3,326	3,328
Total assets	$1,643,767	$1,586,344

Liabilities and Equity
Current liabilities
Current portion of long-term debt & capital leases	$16,170	$139,384
Accounts payable	29,675	31,218
Accrued compensation	57,414	46,951
Deferred revenue	55,357	56,422
Accrued liabilities	53,998	45,208
Other current liabilities	20,613	21,262
Current liabilities of discontinued businesses	1,944	1,802
Total current liabilities	235,171	342,247
Long-term debt & capital leases	624,310	527,136
Other long-term liabilities	101,724	104,966
Long-term liabilities of discontinued businesses	8,531	8,795
Total liabilities	969,736	983,144
Non-controlling interests	17,523	2,395
Total equity	656,508	600,805
Total liabilities and equity	$1,643,767	$1,586,344

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Research Models and Services
Net sales	$173,405	$166,484	$534,867	$523,247
Gross margin	65,710	65,902	221,916	224,364
Gross margin as a % of net sales	37.9%	39.6%	41.5%	42.9%
Operating income	40,260	43,389	145,193	158,398
Operating income as a % of net sales	23.2%	26.1%	27.1%	30.3%
Depreciation and amortization	16,876	9,670	37,378	27,697
Capital expenditures	6,110	7,423	16,464	27,892

Preclinical Services
Net sales	$118,724	$112,202	$341,433	$326,143
Gross margin	34,216	27,358	84,791	76,693
Gross margin as a % of net sales	28.8%	24.4%	24.8%	23.5%
Operating income	18,636	10,975	37,631	25,958
Operating income as a % of net sales	15.7%	9.8%	11.0%	8.0%
Depreciation and amortization	10,039	10,880	29,957	32,920
Capital expenditures	2,986	2,819	8,855	5,903

Unallocated Corporate Overhead	$(18,053)	$(16,682)	$(56,030)	$(53,660)

Total
Net sales	$292,129	$278,686	$876,300	$849,390
Gross margin	99,926	93,260	306,707	301,057
Gross margin as a % of net sales	34.2%	33.5%	35.0%	35.4%
Operating income	40,843	37,682	126,794	130,696
Operating income as a % of net sales	14.0%	13.5%	14.5%	15.4%
Depreciation and amortization	26,915	20,550	67,335	60,617
Capital expenditures	9,096	10,242	25,319	33,795

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Research Models and Services
Net sales	$173,405	$166,484	$534,867	$523,247
Add back government billing adjustment	-	-	1,495	-
Non-GAAP net sales	$173,405	$166,484	$536,362	$523,247
Operating income	40,260	43,389	145,193	158,398
Operating income as a % of net sales	23.2%	26.1%	27.1%	30.3%
Add back:
Amortization of intangible assets related to acquisitions	1,950	1,611	6,164	4,542
Severance related to cost-savings actions	429	934	810	934
Government billing adjustment and related expenses	321	-	2,176	-
Impairment and other items (2)	7,238	2,927	7,238	2,927
Operating losses (3)	46	-	255	-
Operating income, excluding specified charges (Non-GAAP)	$50,244	$48,861	$161,836	$166,801
Non-GAAP operating income as a % of net sales	29.0%	29.3%	30.3%	31.9%

Preclinical Services
Net sales	$118,724	$112,202	$341,433	$326,143
Operating income	18,636	10,975	37,631	25,958
Operating income as a % of net sales	15.7%	9.8%	11.0%	8.0%
Add back:
Amortization of intangible assets related to acquisitions	2,229	2,917	6,727	8,892
Severance related to cost-savings actions	46	37	247	948
Impairment and other items (2)	-	(233)	-	(233)
Operating losses (3)	738	837	2,473	2,700
Operating income, excluding specified charges (Non-GAAP)	$21,649	$14,533	$47,078	$38,265
Non-GAAP operating income as a % of net sales	18.2%	13.0%	13.8%	11.7%

Unallocated Corporate Overhead	$(18,053)	$(16,682)	$(56,030)	$(53,660)
Add back:
Severance related to cost-savings actions	-	-	-	-
Impairment and other items	-	-	-	-
Costs associated with the evaluation of acquisitions	306	658	986	1,634
Convertible debt accounting	-	53	107	160
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(17,747)	$(15,971)	$(54,937)	$(51,866)

Total
Net sales	$292,129	$278,686	$876,300	$849,390
Add back government billing adjustment	-	-	1,495	-
Non-GAAP net sales	$292,129	$278,686	$877,795	$849,390
Operating income	40,843	37,682	126,794	130,696
Operating income as a % of net sales	14.0%	13.5%	14.5%	15.4%
Add back:
Amortization of intangible assets related to acquisitions	4,179	4,528	12,891	13,434
Severance related to cost-savings actions	475	971	1,057	1,882
Government billing adjustment and related expenses	321	-	2,176	-
Impairment and other items (2)	7,238	2,694	7,238	2,694
Operating losses (3)	784	837	2,728	2,700
Costs associated with the evaluation of acquisitions	306	658	986	1,634
Convertible debt accounting	-	53	107	160
Operating income, excluding specified charges (Non-GAAP)	$54,146	$47,423	$153,977	$153,200
Non-GAAP operating income as a % of net sales	18.5%	17.0%	17.6%	18.0%

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) The three and nine months ended September 28, 2013 primarily includes accelerated depreciation related to the consolidation of research model production operations in California.

(3) Includes operating losses related primarily to the Company's PCS-Massachusetts facility.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(dollars in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Net income attributable to common shareholders	$30,867	$21,972	$83,729	$78,879
Less: Discontinued operations	113	182	1,183	63
Net income from continuing operations	30,980	22,154	84,912	78,942
Add back:
Amortization of intangible assets related to acquisitions	4,179	4,528	12,891	13,434
Severance related to cost-savings actions	475	971	1,057	1,882
Impairment and other items (2)	7,238	2,888	7,238	2,888
Operating losses (3)	784	1,025	2,728	3,044
Costs associated with the evaluation of acquisitions	306	658	986	1,634
Government billing adjustment and related expenses	321	-	2,176	-
Writeoff of deferred financing costs and fees related to debt refinancing	-	-	645	-
Loss on sale of auction rate securities	-	-	-	712
Convertible debt accounting, net (4)	-	3,860	6,710	10,928
Tax effect of items above	(6,041)	(4,886)	(12,207)	(11,986)
Net income, excluding specified charges (Non-GAAP)	$38,242	$31,198	$107,136	$101,478

Weighted average shares outstanding - Basic	47,910,649	47,625,806	47,950,018	48,028,602
Effect of dilutive securities:
Stock options and contingently issued restricted stock	530,516	482,808	704,118	447,544
Weighted average shares outstanding - Diluted	48,441,165	48,108,614	48,654,136	48,476,146

Basic earnings per share	$0.64	$0.46	$1.75	$1.64
Diluted earnings per share	$0.64	$0.46	$1.72	$1.63

Basic earnings per share, excluding specified charges (Non-GAAP)	$0.80	$0.66	$2.23	$2.11
Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.79	$0.65	$2.20	$2.09

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) The three and nine months ended September 28, 2013 primarily includes accelerated depreciation related to the consolidation of research model production operations in California.

(3) Includes operating losses related primarily to the Company's PCS-Massachusetts facility.

(4) The nine months ended September 28, 2013 include the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $6,603 and depreciation expense by $107, respectively. The three and nine months ended September 29, 2012 include the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,807 and $10,768 and depreciation expense by $53 and $160, respectively.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET SALES GROWTH (YEAR-OVER-YEAR)
EXCLUDING THE IMPACT OF FOREIGN EXCHANGE AND GOVERNMENT BILLING ADJUSTMENT
For the Three and Nine Months Ended September 28, 2013

For the three months ended September 28, 2013:	Total CRL	RMS Segment	PCS Segment

Net sales growth, reported	4.8%	4.2%	5.8%
Impact of foreign exchange	(0.8%)	(0.9%)	(0.5%)
Non-GAAP net sales growth, constant currency	5.6%	5.1%	6.3%

For the nine months ended September 28, 2013:	Total CRL	RMS Segment	PCS Segment

Net sales growth, reported	3.2%	2.2%	4.7%
Impact of foreign exchange	(0.9%)	(1.3%)	(0.4%)
Impact of government billing adjustment	(0.2%)	(0.3%)	-
Non-GAAP net sales growth, constant currency	4.3%	3.8%	5.1%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Executive Director, Public Relations
amy.cianciaruso@crl.com